UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2023

JAKKS PACIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2951 28th Street, Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (424) 268-9444

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.001 par value	JAKK	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2023, the Company amended the employment agreement between the Company and Mr. Stephen G. Berman, Chief Executive Officer and President, and entered into Amendment No. 8 to Mr. Berman’s Second Amended and Restated Employment Agreement, dated as of November 11, 2010 (the “Berman Employment Agreement”). The terms of Mr. Berman’s Employment Agreement have been amended as follows: to increase Mr. Berman’s Base Salary to an annual rate of $1,800,000, effective January 1, 2023, and for each subsequent calendar year during the Term at an annual rate to be determined by the Compensation Committee of the Company’s Board of Directors, but in an amount which is at least $25,000 more than the annual rate in the immediately preceding year.

All capitalized terms used but not defined in the prior paragraph have the meanings ascribed thereto in the Berman Employment Agreement, as amended by the eighth amendment.

The foregoing description of the eighth amendment to the Berman Employment Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01.        Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description

10.1	Amendment No. 8 to the Employment Agreement of Stephen G. Berman
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

March 31, 2023
By: /s/ JOHN L. KIMBLE John L. Kimble, CFO